PRICING SUPPLEMENT DATED AUGUST 7, 2003                      RULE 424(b)(3)
(TO PROSPECTUS DATED DECEMBER 6, 2002)                       FILE NO. 333-101108

                      GENERAL MOTORS ACCEPTANCE CORPORATION
                           SMARTNOTES - FLOATING RATE
---------------------------------------------------------------------------
AGENT:                       ABN AMRO FINANCIAL SERVICES, AS PURCHASING AGENT
PRINCIPAL AMOUNT:            $26,208,000.00
AGENT'S DISCOUNT
  OR COMMISSION:             $   314,496.00
NET PROCEEDS TO COMPANY:     $25,893,504.00
INITIAL INTEREST RATE:       TBD
ISSUE DATE:                  AUGUST 12, 2003
MATURITY DATE:               AUGUST 16, 2010
ISSUE PRICE:                 100%
----------------------------------------------------------------------------
CALCULATION AGENT:  GMAC

INTEREST CALCULATION:
      /X/  REGULAR FLOATING RATE NOTE
      INTEREST RATE BASIS: / / CD RATE            / / COMMERCIAL PAPER RATE
                           / / PRIME RATE         / / FEDERAL FUNDS RATE
                           / / LIBOR (SEE BELOW)
                           /X/ TREASURY RATE-THE BOND EQUIVALENT YIELD OF THE
                               RATE FOR THE MOST RECENT AUCTION OF US T-BILLS HAVING MATURITY OF 3 MONTHS AS DISPLAYED ON TELERATE PAGE 56
                           / / OTHER
                              (SEE ATTACHED)
      IF LIBOR, DESIGNATED LIBOR PAGE / / REUTERS PAGE: / / OR
         / / TELERATE PAGE: 3750

INTEREST RESET DATES:    EACH FEBRUARY 15, MAY 15, AUGUST 15 AND NOVEMBER 15
                         PROVIDED HOWEVER, THE FIRST INTEREST RESET DATE WILL BE
                         AUGUST 12, 2003.
INTEREST PAYMENT DATES:  EACH FEBRUARY 15, MAY 15, AUGUST 15 AND NOVEMBER 15
                         COMMENCING NOVEMBER 15, 2003.

INDEX MATURITY:          3 MONTHS
SPREAD (+/-):            + 2.25%

RATE CAP:                N/A

DAY COUNT CONVENTION:
      / / ACTUAL/360 FOR THE PERIOD FROM  / /   TO  / /
      /X/ ACTUAL/ACTUAL FOR THE PERIOD FROM 8/12/03 TO 8/16/10
      / / 30/360 FOR THE PERIOD FROM  / /   TO  / /
REDEMPTION:
      /X/ THE NOTES CANNOT BE REDEEMED PRIOR TO THE STATED MATURITY DATE.
      / / THE NOTES MAY BE REDEEMED PRIOR TO STATED MATURITY DATE.
      / / INITIAL REDEMPTION DATE:
          INITIAL REDEMPTION PERCENTAGE: ___%
          ANNUAL REDEMPTION PERCENTAGE REDUCTION: ___% UNTIL REDEMPTION PERCENTAGE IS 100% OF THE PRINCIPAL AMOUNT.
REPAYMENT:
      / / THE NOTES CANNOT BE REPAID PRIOR TO THE MATURITY DATE.
      /X/ THE NOTES CAN BE REPAID PRIOR TO THE MATURITY DATE AT THE OPTION OF
          THE HOLDER OF THE NOTES. (SEE "REPAYMENT UPON DEATH" IN PROSPECTUS) / / OPTIONAL REPAYMENT DATE(s):
          REPAYMENT PRICE:    %
CURRENCY:
          SPECIFIED CURRENCY: U.S. (IF OTHER THAN U.S. DOLLARS, SEE ATTACHED) MINIMUM DENOMINATIONS: ___________ (APPLICABLE ONLY IF SPECIFIED CURRENCY IS OTHER THAN U.S. DOLLARS)
ORIGINAL ISSUE DISCOUNT:  / / YES     /X/ NO
          TOTAL AMOUNT OF OID:        YIELD TO MATURITY:
          INITIAL ACCRUAL PERIOD:
FORM:  /X/  BOOK-ENTRY               / / CERTIFICATED
OTHER: /X/  PRINCIPAL                / / AGENT
IF AS PRINCIPAL:
         / / THE NOTES ARE BEING OFFERED AT VARYING PRICES RELATED TO PREVAILING MARKET PRICES AT THE TIME OF RESALE.

         /X/ THE NOTES ARE BEING OFFERED AT A FIXED INITIAL PUBLIC OFFERING PRICE OF 100% OF PRINCIPAL AMOUNT.

IF AS AGENT:
                THE NOTES ARE BEING OFFERED AT A FIXED INITIAL PUBLIC OFFERING PRICE OF XX% OF PRINCIPAL AMOUNT.

INVESTING IN INDEXED NOTES INVOLVES ADDITIONAL RISK

         An investment in indexed notes entails significant risks that are not associated with an investment in a conventional fixed-rate or floating rate debt security. Indexation of the interest rate of a note may result in an interest rate that is less than the rate payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid. Indexation of the principal of and/or premium on a note may result in an amount of principal and/or premium payable that is less than the original purchase price of the note, including the possibility that no principal will be paid.

         The value of an index can depend on a number of factors over which we have no control, including economic, financial and political events. These factors are important in determining the existence, magnitude and longevity of the risks and their results. If the formula used to determine the amount of principal, premium and/or interest payable with respect to indexed notes contains a multiplier or leverage factor, the effect of any change in the index will be magnified. In recent years, values of indices and formulas have been volatile and you should be aware that volatility may occur in the future. Nonetheless, the historical experience of an index should not be taken as an indication of its future performance. In addition, special tax rules may apply to indexed notes, which rules will be discussed in the applicable pricing supplement. You should consult your own financial, tax and legal advisors as to the risks entailed by an investment in indexed notes and the suitability of the notes in light of your particular circumstances.

o The notes will bear interest at either a fixed or floating rate. The floating interest rate formula may be based on:

            o  CD Rate                      o  Treasury Rate

            o  Commercial Paper Rate        o  Prime Rate

            o  Federal Funds Rate           o  CMT Rate

            o  LIBOR                        o  A basis, index or formula
                                               specified in the applicable
                                               pricing supplement
FLOATING RATE NOTES

INTEREST RATES

         Unless otherwise specified in the applicable pricing supplement, each Floating Rate Note will bear interest at a rate determined by:

o an interest rate base (the "Base Rate"), which may be adjusted by a Spread and/or a Spread Multiplier (each as defined below), or
o an interest rate determined by reference to two or more Base Rates, as adjusted by the applicable Spread and/or a Spread Multiplier (as specified in the applicable pricing supplement).

         The "Spread" is the number of basis points (one basis point equals one hundredth of a percentage point) to be added to or subtracted from the Base Rate applicable to the interest rate for the Floating Rate Note.

         The "Spread Multiplier" is the percentage of the Base Rate applicable to the Base Rate Note used to determine the interest rate on the Floating Rate Note. Each Floating Rate Note and the applicable pricing supplement will specify the Index Maturity and the Spread and/or Spread Multiplier, if any.

         The "Index Maturity" for any Floating Rate Note is the period to maturity of the instrument or obligation from which the Base Rate is calculated and will be specified in the applicable pricing supplement.

         We may change the Multiplier, Index Maturity and other variable terms of the Floating Rate Notes from time to time, but no change will affect any note already issued or for which we have accepted an offer to purchase.

         The applicable pricing supplement will designate one of the following Base Rates for each Floating Rate Note:

o    the Certificate of Deposit Rate (a "CD Rate Note"),
o    the Commercial Paper Rate (a "Commercial Paper Rate Note"),
o    the Federal Funds Rate (a "Federal Funds Rate Note"),
o    LIBOR (a "LIBOR Note"),
o    the Prime Rate (a "Prime Rate Note"),
o    the Treasury Rate (a "Treasury Rate Note"),
o    the CMT Rate (a "CMT Rate Note") or
o any other Base Rate or interest rate formula as is set forth in such pricing supplement and in such Floating Rate Note.

         As specified in the applicable pricing supplement, a Floating Rate Note may also have:

o a ceiling on the interest rate during any Interest Period ("Maximum Interest Rate") and/or
o a floor on the interest rate during any Interest Period ("Minimum Interest Rate").

In addition, the interest rate on a Floating Rate Note will not be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, for any loan in an amount less than U.S.$250,000 is 16% and for any loan equal to or greater than U.S.$250,000 and less than U.S.$2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of U.S.$2,500,000 or more.

INTEREST RESET DATES

         Each Floating Rate Note and the applicable pricing supplement will specify if the interest rate on the Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each an "Interest Reset Period") and the date on which the interest rate will be reset (each an "Interest Reset Date"). Unless otherwise specified in the applicable pricing supplement, the Interest Reset Date will be, in the case of Floating Rate Notes that reset:

o    daily, on each Business Day;
o weekly, on the Wednesday of each week; except in the case of Treasury Rate Notes, on the Tuesday of each week (except as provided below);
o    monthly, on the third Wednesday of each month;
o    quarterly, on the third Wednesday of January, April, July and October;
o semiannually, on the third Wednesday of the specified two months of each year; and

o    annually, on the third Wednesday of the specified month.

The interest rate in effect from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate (as defined below).

         If any Interest Reset Date for any Floating Rate Note is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day. However, in the case of a LIBOR Note, if the next succeeding Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day. The interest rate or the formula for establishing the interest rate effective for a Floating Rate Note from the Issue Date to the first Interest Reset Date (the "Initial Interest Rate") will be specified in the applicable pricing supplement.

INTEREST PAYMENT DATES

         Except as provided below, and unless otherwise specified in the applicable pricing supplement, we will pay interest:

o in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of January, April, July and October, as specified in the applicable pricing supplement;
o in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of January, April, July and October;
o in the case of Floating Rate Notes with a semiannual Interest Reset Date, on the third Wednesday of the specified two months of each year;
o in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of the specified month, and,
o    in each case, at Maturity.

Subject to the last sentence of this paragraph, unless otherwise specified in the applicable pricing supplement, if an Interest Payment Date (other than at Maturity) with respect to any Floating Rate Note falls on a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding Business Day. In the case of LIBOR Notes, if the next succeeding Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. Any payment of principal, premium, if any, and interest, if any, required to be made on a Floating Rate Note at Maturity that is not a Business Day will be made on the next succeeding Business Day and no interest will accrue as a result of any delayed payment.

ACCRUED INTEREST

         Unless otherwise specified in the applicable pricing supplement, we will pay interest on each Interest Payment Date or at Maturity for Floating Rate Notes equal to the interest accrued from and including the Issue Date or from and including the last Interest Payment Date to which interest has been paid to, but excluding, the Interest Payment Date or date of Maturity (an "Interest Period").

         Unless otherwise specified in the applicable pricing supplement, with respect to a Floating Rate Note, accrued interest will be calculated by multiplying the principal amount of the Floating Rate Note by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, the accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each day is computed by dividing the interest rate applicable on such day by 360, in the cases of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, Prime Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes. Except as set forth above, or in the applicable pricing supplement, the interest rate in effect on each day will be:

o if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding this Interest Reset Date, or
o if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the Interest Reset Date (or if none, the Initial Interest Rate).

ROUNDING

         Unless otherwise specified in the applicable pricing supplement, all interest rates on a Floating Rate Note will be expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)). All U.S.
dollars amounts related to interest on Floating Rate Notes will be rounded to the nearest cent or, in the case of notes not denominated in U.S. dollars, the nearest unit (with one-half cent or unit being rounded upwards).

INTEREST DETERMINATION DATE

         Unless otherwise specified in the applicable pricing supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes, CMT Rate Notes, Commercial Paper Rate Notes, Prime Rate Notes and Federal Funds Rate Notes will be the second Business Day preceding the Interest Reset Date; the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day preceding the Interest Reset Date; and the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which the Interest Reset Date falls on which direct obligations of the United States ("Treasury Bills") of the applicable Index Maturity (as specified on the face of such Treasury Rate
Note) are auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset Date, the Interest Reset Date will be the next following Business Day. Unless otherwise specified in the applicable pricing supplement, the Interest Determination Date pertaining to a note having an interest rate determined by reference to two or more Base Rates, will be the first Business Day at least two Business Days prior to the Interest Reset Date for the note.

         Unless otherwise specified in the applicable pricing supplement, the "Calculation Date," where applicable, pertaining to an Interest Determination Date will be the earlier of:

o the tenth calendar day after the Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day, or
o the Business Day preceding the applicable Interest Payment Date or the Maturity Date.

         The applicable pricing supplement shall specify a calculation agent (the "Calculation Agent"), which may be GMAC, with respect to any issue of Floating Rate Notes. Upon your request, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to your Floating Rate Note. If at any time the Trustee is not the Calculation Agent, we will notify the Trustee of each determination of the interest rate applicable to any Floating Rate Note.

         BASE RATES ON FLOATING RATE NOTES

         The interest rate in effect with respect to a Floating Rate Note from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate which is specified in the applicable pricing supplement. The interest rate for each subsequent Interest Reset Date will be determined by the Calculation Agent as follows:

CD RATE NOTES

         CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the CD Rate Notes and in the applicable pricing supplement.

         Unless otherwise specified in the applicable pricing supplement, the "CD Rate" means, with respect to any Interest Determination Date, the rate on that date for negotiable certificates of deposit having the Index Maturity designated in the applicable pricing supplement as published in H.15(519) (as defined below), under the heading "CDs (secondary market)." If the rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date, the CD Rate will be the rate on the Interest Determination Date for negotiable certificates of deposit of the applicable Index Maturity specified in the applicable pricing supplement as published in
H.15 Daily Update (as defined below) or such other recognized electronic source displaying the rate, under the heading "CD (secondary market)."

         If the rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date, the CD Rate on the Interest Determination Date will be calculated by the Calculation Agent. The CD Rate will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent, after consultation with us, for negotiable certificates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of U.S.$5,000,000. If the dealers selected by the Calculation Agent are not quoting the secondary market offered rates, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

         "H.15 (519)" means the weekly statistical release designated as such, or any successor publication published by the Board of Governors of the Federal Reserve System.

         "H.15 Daily Update" means the daily update of H.15(519) available through the World Wide Web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/release/h15/update, or any successor site or publication.

         You should be aware that CD Rate Notes, like other notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

COMMERCIAL PAPER RATE NOTES

         Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or the Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Commercial Paper Rate Notes and in the applicable pricing supplement.

         Unless otherwise specified in the applicable pricing supplement, the "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) on the date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement, as published in H.l5(519) under the heading "Commercial Paper-Nonfinancial." In the event that the rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield on the Interest Determination Date of the rate for commercial paper of the applicable Index Maturity as published in H.15 Daily Update, or another recognized electronic source displaying the rate, under the heading "Commercial Paper--Nonfinancial."

         If the rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent, after consultation with us, for commercial paper of the applicable Index Maturity, placed for industrial issuers whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency. If the dealers selected by the Calculation Agent are not quoting the offered rates, the rate of interest for the applicable period will be the rate of interest in effect on the Interest Determination Date.

         "Money Market Yield" will be a yield calculated using the following formula:

                  Money Market Yield =         D x 360       x     100
                                          -------------------
                                            360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

FEDERAL FUNDS RATE NOTES

         Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or the Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Federal Funds Rate Notes and in the applicable pricing supplement.

         Unless otherwise specified in the applicable pricing supplement, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)", as displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any replacement page) ("Telerate Page 120"). If the rate does not appear on Telerate Page 120 or is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date, the Federal Funds Rate will be the rate on the Interest Determination Date as published in H.15 Daily Update, or another recognized electronic source displaying the rate, under the heading "Federal Funds (Effective)."

         If the rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date, then the Federal Funds Rate for the Interest Determination Date will be calculated by the Calculation Agent. The Federal Funds Rate will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, after consultation with us, as of 9:00 a.m., New York City time, on the Interest Determination Date. If the brokers selected by the Calculation Agent are not quoting these rates, the rate of interest in effect for the applicable period will be the rate of interest in effect on the Interest Determination Date.

LIBOR NOTES

         LIBOR Notes will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or the Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the LIBOR Notes and in the applicable pricing supplement.

         Unless otherwise specified in the applicable pricing supplement, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

o With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR, LIBOR will be either (a) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page provides only for a single rate, in which case a single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable pricing supplement, commencing on the second London Banking Day immediately following that Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable pricing supplement as of 11:00 a.m. London time, on that Interest Determination Date, if at least two offered rates appear (unless only a single rate is required) on the Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable pricing supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable pricing supplement commencing on the second London Banking Day immediately following that Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable pricing supplement as of 11:00 a.m. London time, on that Interest Determination Date. If fewer than two offered rates appear, or no rate appears, LIBOR will be determined as if the parties had specified the rate described in the immediately following clause.

o With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, on the applicable Designated LIBOR Page as specified in the immediately preceding clause, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, after consultation with us, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable pricing supplement, commencing on the second London Banking Day immediately following the Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the Interest Determination Date and in a principal amount that is representative for a single transaction in the Index Currency in the market at such time. If at least two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR determined on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on the Interest Determination Date by three major banks in the Principal Financial Center selected by the Calculation Agent, after consultation with us, for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable pricing supplement, commencing on the second London Banking Day immediately following the Interest Determination Date, and in a principal amount that is representative for a single transaction in the Index Currency in the market at such time. If the banks selected by the Calculation Agent are not quoting the necessary rates, LIBOR determined on the Interest Determination Date will be LIBOR in effect on the Interest Determination Date.

         "Index Currency" means the currency (including composite currencies) specified in the applicable pricing supplement as the currency for which LIBOR shall be calculated. If no currency is specified in the applicable pricing supplement, the Index Currency shall be U.S. dollars.

         "Designated LIBOR Page" means either:

o if "LIBOR Reuters" is designated in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service (or any successor service) for displaying the London interbank rates of major banks for the applicable Index Currency, or
o if "LIBOR Telerate" is designated in the applicable pricing supplement, the display on Bridge Telerate, Inc. (or any successor service) for displaying the London interbank rates of major banks for the applicable Index Currency.

If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable pricing supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, page 3750) had been specified.

PRIME RATE NOTES

         Prime Rate Notes will bear interest at the rates, calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Prime Rate Notes and any applicable pricing supplement.

"Prime Rate" means:

o the rate on the applicable Interest Determination Date as published in H.15(519) under the heading "Bank Prime Loan", or

o if the rate referred to in the first clause is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan", or

o if the rate referred to in the second clause is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

o if fewer than four rates described in the third clause by 3:00 P.M., New York City time, on the related calculation date as shown on Reuters Screen US PRIME 1, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the agent, in The City of New York selected by the calculation agent, or

o if the banks selected by the calculation agent are not quoting as mentioned in the fourth clause, the rate in effect on the applicable Interest Determination Date.

"Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service or any successor service on the "US PRIME 1" Page or other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks.

TREASURY RATE NOTES

         Treasury Rate Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or the Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Treasury Rate Notes and in the applicable pricing supplement.

         Unless otherwise specified in the applicable pricing supplement, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on the Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the Index Maturity designated in the applicable pricing supplement, under the heading "Investment Rate" on the display on Bridge Telerate, Inc. (or any successor service) on Page 56 (or any replacement page) ("Telerate Page 56") or page 57 (or any replacement page) ("Telerate Page 57"). If the rate is not published by 3:00 p.m., New York City time on the Calculation Date pertaining to the Interest Determination Date, the rate will be the Bond Equivalent Yield (as defined below) of the rate for Treasury Bills as published in H.15 Daily Update, or another recognized electronic source displaying the rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High". If the rate is not published in H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related Calculation Date, the rate will be the Bond Equivalent Yield of the auction rate of the Treasury Bills as announced by the United States Department of the Treasury.

         In the event that the results of the auction of Treasury Bills having the applicable Index Maturity designated in the applicable pricing supplement are not announced by 3:00 p.m., New York City time, on the Calculation Date or if no auction is held on the Interest Determination Date, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market". If the rate is not yet published in H.15(519)by 3:00 p.m., New York City time, on the related Calculation Date, the rate will be the rate on the Treasury Rate Interest Determination Date of the Treasury Bills as published in H.15 Daily Update, or another recognized electronics source displaying the rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If the rate is not yet published in H.15(519) H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated by the Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, after consultation with us, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable pricing supplement. If the dealers selected by the Calculation Agent are not quoting bid rates, the interest rate for the applicable period will be the interest rate in effect on such Interest Determination Date.

         "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated using the following formula:

                  Bond Equivalent Yield  =              D x N      x 100
                                                  -----------------     -----
                                                   360 -- (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

CMT RATE NOTES

         Unless otherwise specified in the applicable pricing supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index for:

o if the Designated CMT Telerate Page is 7051, the rate on the CMT Rate Interest Determination Date, and
o if the Designated CMT Telerate Page is 7052, the weekly or monthly average as specified in the applicable pricing supplement for the week, or the month, ended immediately preceding the week or the month, in which the related CMT Rate Interest Determination Date occurs.

If this rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

         If the rate is no longer published or is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index, or other United States Treasury Rate for the Designated CMT Maturity Index, for the CMT Rate Interest Determination Date with respect to the Interest Reset Date as then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If the information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest

Determination Date will be calculated by the Calculation Agent. The rate will then be a yield to maturity, based on the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on the CMT Rate Interest Determination Date reported by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the agent or its affiliates) selected by the Calculation Agent (from an initial group of five Reference Dealers selected by the Calculation Agent after consultation with us, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than the Designated CMT Maturity Index minus one year.

         If the Calculation Agent is unable to obtain three Treasury Note quotations, the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent. The rate will then be a yield to maturity based on the arithmetic mean of the secondary market bid side prices as of approximately 3:30 p.m., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from an initial group of five Reference Dealers selected by the Calculation Agent, after consultation with us, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of the Reference Dealers are quoting these rates, then the CMT Rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotes will be eliminated. If fewer than three Reference Dealers selected by the Calculation Agent are quoting these rates, the CMT Rate determined as of the CMT Rate Interest Determination Date will be the CMT Rate in effect on the CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity from five Reference Dealers.

         "Designated CMT Telerate Page" means the display on the Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable pricing supplement (or any replacement page) for displaying Treasury Constant Maturities as reported in H.15(519), or if no page is specified in the applicable pricing supplement, page 7052.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated.